================================================================================
                                FONAR CORPORATION

Fonar MRI news @ aol . com                               Inventor of MR Scanning
For    Immediate   Release                               An   ISO  9001  Company

Contact:    Daniel  Culver                               110    Marcus     Drive
Director of Communications                               Melville,   N.Y.  11747
Web site:    www.fonar.com                               Tel:    (631)  694-2929
Email:invest2007@fonar.com                               Fax:    (631)  390-1709
================================================================================

             FONAR Announces Fiscal 2007 Year-End Financial Results

MELVILLE, NEW YORK, September 28, 2007 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning(TM), announced today its financial results for the fourth quarter and full year of Fiscal 2007, which ended June 30, 2007.

The Net loss for Fiscal 2007 was $25.5 million or $5.29 per share, (basic and diluted), as compared to a net loss for Fiscal Year 2006 of $30.0 million, or $6.78 loss per share (basic and diluted), a decrease in losses of approximately 14.8%.

Revenues showed a small improvement at $33.2 million for Fiscal 2007 as compared to $33.1 million for Fiscal 2006. Service and repair revenues showed the largest change which improved by 16.9% to $10.0 million in Fiscal 2007 from $8.6 million in Fiscal 2006. These increases are due to the result and initiation of service contract agreements from recent installations of FONAR UPRIGHT (TM) Multi-Position(TM) MRI units.

During Fiscal Year 2007 the Company had continued cost saving measures in both R&D and Selling, General and Administrative expenses (SG&A) that accomplished an 8.4% overall reduction in those areas. R&D decreased from $6.9 million in Fiscal 2006 to $5.7 million in Fiscal 2007, while SG&A declined from $25.9 million in Fiscal 2006 to $24.3 million in Fiscal 2007.

At June 30, 2007, total assets were $41.2 million, total current assets were $23.0 million, total cash and marketable securities were $3.4 million, total current liabilities were $30.6 million, and total long-term liabilities were $1.2 million.

On April 17, 2007, FONAR announced that following its Annual Meeting of Stockholders held one day earlier, it had effected a reverse stock split at a ratio of 1:25 (one new share for every 25 shares) of its outstanding common stock and all other classes of its outstanding stock, to be effective that day. At a hearing held before the NASDAQ Listing Qualifications Panel ("Panel") on February 15, 2007, FONAR's request for continued listing on The NASDAQ Stock Market was granted, subject to the condition that on or before May 1, 2007, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten consecutive trading days. The Panel's decision was based on its determination that the reverse stock split to be presented at the Annual Meeting on April 16, 2007, when implemented, would be likely to cure the bid price deficiency and allow the Company to maintain compliance for the longer term. Subsequently, the NASDAQ Listing Qualifications Panel found the Company to be in full compliance with its listing requirements, including its share price, and the post-split price performance of FONAR shares.

Since the introduction of the FONAR UPRIGHT(TM) MRI in 2001 until June 30, 2007, the Company has sold 150 UPRIGHT(TM) Multi-Position(TM) MRIs and installed 121.

As announced on July 24, FONAR's multiple unit customers  continued to flourish.
One  customer,   True  MRI,  purchased  its  13th  and  14th  FONAR  UPRIGHT(TM)
Multi-Position(TM) MRI.

In November 2006, FONAR was awarded the 2006 North American Medical Imaging Industry Innovation and Advancement of the Year Award by Frost and Sullivan. It was given in recognition of the company's longstanding role as a pioneering innovator of MR technology.

The April 23, 2007 issue of the Journal of Magnetic Resonance Imaging featured an article entitled 'Upright MRI of glenohumeral dysplasia following obstetric brachial plexus injury'. In laymen's terms, the study evaluated the effectiveness of upright MRI imaging for the diagnosis of a particular deformity in a child's shoulder (glenohumeral dysplasia), which occurs as the result of an injury known as Obstetric Brachial Plexus Injury (OBPI), also known as Erb's palsy. The authors, including lead author-researcher in the study Rahul K. Nath, M.D., Director of the Texas Nerve & Paralysis Institute and the Nath Brachial Plexus Institute at the Texas Medical Center in Houston, Texas, concluded that "Upright MRI could, thus, serve as the standard procedure of care in the pediatric obstetric brachial plexus population for glenohumeral imaging." The study, which included 89 children, ages 0.4 to 17.9 years, with OBPI, was conducted on a FONAR UPRIGHT(TM) Multi-Position(TM) MRI operating at Natural MRI in Houston.

In May 2007,  at the Annual  Meeting of the American  College of Spine  Surgeons
(ACSS), held in Nashville, attendees heard Professor F.W. Smith, M.D. report that the FONAR UPRIGHT(TM) MRI successfully diagnosed 54% of the back pain on patients that could NOT be diagnosed by recumbent MRI.

On June 11, FONAR president and founder, Raymond Damadian, was presented with the 2007 National Inventor of the Year Award by the Intellectual Property Owners Education Foundation, for the invention of the FONAR UPRIGHT(TM) Multi-Position(TM) MRI.

On July 10, FONAR reported that the company had sold seven UPRIGHT(TM) Multi-Position(TM) MRIs during the previous two weeks. Shortly thereafter, a sale closed that was inspired after the physician read a two-page advertisement for the Upright(TM) MRI in the Journal of the American Medical Association
(JAMA). It was the first sale to a broad-based medical practice, and the fastest sale in FONAR history, taking only two days from the physician's call to FONAR to closure of the sale.

This week, The Wall Street Journal announced in Monday's edition (9/24/2007) that the FONAR UPRIGHT(TM) Multi-Position(TM) MRI has been named one of two runners-up in the Medical-Devices category for The Wall Street Journal Technology Innovation Award for 2007. According to The Wall Street Journal, over 800 entries were received in the contest and the competition was extremely intense with only about 4% receiving an award.


Commenting on the Fiscal Year 2007 results, Raymond Damadian, M.D., president and chairman of FONAR, said, "It was an interesting year for our Company as we continued to educate the marketplace about the benefits of UPRIGHT(TM) imaging and the FONAR UPRIGHT(TM) Multi-Position(TM) MRI. It is also the year that the Federal Deficit Reduction Act (DRA) has become effective. As is sometimes the case, it is uncertainty that dictates our potential customers' decisions and not the reality, as the FONAR UPRIGHT(TM) MRI users have replaced diminished reimbursements with added scan revenues, that in many cases have more than compensated. This happened because of the uniqueness of the FONAR UPRIGHT(TM) MRI and its ability to make more accurate and comprehensive diagnoses of when gravity affects their condition."

Dr.   Damadian   continued,   "In  addition,   we  are   receiving   UPRIGHT(TM)
Multi-Position(TM) MRI orders in the first quarter of Fiscal 2008 at one of the highest levels we have experienced since the product was introduced."

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                            For the Years ended
                                  June 30, 2007       June 30, 2006
                                  -------------      ---------------
          Revenues                 $33,211,932         $33,076,329
          Net Income (Loss)       $(25,538,867)       $(29,963,357)

          Basic & Diluted
           Earnings
           (Loss) per Share            $(5.29)             $(6.78)

________________________________________________________________________________
The Inventor of MR Scanning(TM), Full Range of Motion(TM), STAND-UP(TM), UPRIGHT(TM), pMRI(TM), Multi-Position(TM), True Flow(TM), and The Proof is in the Picture(TM) are trademarks of FONAR Corporation.

     Be sure to visit FONAR's Website for product and investor information:
                               www.fonar.com ###

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company filings with the Securities and Exchange Commission. ###